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                                                                 EXHIBIT 5.1

                               GRAYDON, HEAD & RITCHEY
                               1900 FIFTH THIRD CENTER
                                CINCINNATI, OHIO 45202




                                  February 3, 1998





Jacor Communications, Inc.
50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

     Re: Issuance of Jacor Communications Company 8% Senior Subordinated Notes due 2010 in the aggregate of $120,000,000 (the "Notes"), which Notes are irrevocably and unconditionally guaranteed by Jacor Communications, Inc. and the Subsidiaries Pursuant to Registration Statement on Form S-3 (File No. 333-40127) Filed with the Securities and Exchange Commission

Gentlemen:

     We have acted as counsel to Jacor Communications, Inc., a Delaware corporation (the "Company"), Jacor Communications Company, the Company's wholly-owned subsidiary ("JCC") and each of JCC's subsidiaries listed on Schedule A hereto (the "Subsidiaries"), in connection with the issuance of the Notes, which Notes are irrevocably and unconditionally guaranteed by the Company and the Subsidiaries pursuant to the public offerings of such Notes, as set forth in the Registration Statement on Form S-3 (File No. 333-40127), as amended (the "Registration Statement"), filed by the Company, JCC and the Subsidiaries with the Securities and Exchange Commission.

     As counsel for the Company, JCC and each of the Subsidiaries we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Articles of Incorporation, Certificates of Incorporation, By-laws, and other corporate records of the Company, JCC and each of the Subsidiaries, as we have deemed necessary for the purpose of this opinion.


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Jacor Communications, Inc.
Page 2
February 3, 1998


     On the basis of the foregoing, we express the following opinions:

     (i) the Notes, when authenticated in accordance with the terms of the indenture (the "Indenture") to be entered into among JCC, the Company, the Subsidiary Guarantors and The Bank of New York, as trustee, a copy of which is filed as an exhibit to the Registration Statement, and delivered and paid for as contemplated by the Registration Statement, will constitute a valid and binding obligation of JCC, enforceable against JCC in accordance with its terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable; and

     (ii) the Guarantees, when issued by the Company and the Subsidiary Guarantors upon the authentication and delivery of the Notes, will constitute a valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in the related Prospectus Supplement dated February 3, 1998 under the caption "Legal Matters."

                              Very truly yours,

                              GRAYDON, HEAD & RITCHEY



                              By: /s/ Richard G. Schmalzl
                                  -------------------------------------
                                    Richard G. Schmalzl, Partner


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                                  SCHEDULE A
                             JACOR SUBSIDIARIES

BROADCAST FINANCE, INC., an Ohio corporation
CINE FILMS, INC., a California corporation
CINE GUARANTORS, INC., a California corporation
CINE GUARANTORS II, INC., a California corporation
CINE GUARANTORS II, LTD., a Canadian corporation
CINE MOBILE SYSTEMS INT'L. N.V., a Antille corporation
CINE MOVIL S.A. de C.V., a Mexican corporation
CITICASTERS CO., an Ohio corporation
GACC-N26LB, INC., a Delaware corporation
GREAT AMERICAN MERCHANDISING GROUP, INC., a New York corporation
GREAT AMERICAN TELEVISION PRODUCTIONS, INC., a California corporation INMOBILIARIA RADIAL, S.A. de C.V., a Mexican corporation
JACOR BROADCASTING CORPORATION, an Ohio corporation
JACOR BROADCASTING OF ATLANTA, INC., a Georgia corporation
JACOR BROADCASTING OF CHARLESTON, INC., a Delaware corporation
JACOR BROADCASTING OF COLORADO, INC., a Colorado corporation
JACOR BROADCASTING OF DENVER, INC., a California corporation
JACOR BROADCASTING OF FLORIDA, INC., a Florida corporation
JACOR BROADCASTING OF KANSAS CITY, INC., a Delaware corporation
JACOR BROADCASTING OF LAS VEGAS, INC., a Delaware corporation

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JACOR BROADCASTING OF LAS VEGAS II, INC., a Delaware corporation
JACOR BROADCASTING OF LOUISVILLE, INC., a Delaware corporation
JACOR BROADCASTING OF LOUISVILLE II, INC., a Delaware corporation JACOR BROADCASTING OF SALT LAKE CITY, INC., a Delaware corporation JACOR BROADCASTING OF SALT LAKE CITY II, INC., a Delaware corporation JACOR BROADCASTING OF SAN DIEGO, INC., a Delaware corporation
JACOR BROADCASTING OF SARASOTA, INC., a Florida corporation
JACOR BROADCASTING OF ST. LOUIS, INC., a Delaware corporation
JACOR BROADCASTING OF TAMPA BAY, INC., a Florida corporation
JACOR BROADCASTING OF TOLEDO, INC., a California corporation
JACOR BROADCASTING OF YOUNGSTOWN, INC., an Ohio corporation
JACOR CABLE, INC., a Kentucky corporation
JACOR LICENSEE OF CHARLESTON, INC., a Delaware corporation
JACOR LICENSEE OF KANSAS CITY, INC., a Delaware corporation
JACOR LICENSEE OF LAS VEGAS, INC., a Delaware corporation
JACOR LICENSEE OF LAS VEGAS II, INC., a Delaware corporation
JACOR LICENSEE OF LOUISVILLE, INC., a Delaware corporation
JACOR LICENSEE OF LOUISVILLE II, INC., a Delaware corporation
JACOR LICENSEE OF SALT LAKE CITY, INC., a Delaware corporation
JACOR LICENSEE OF SALT LAKE CITY II, INC., a Delaware corporation JACOR/PREMIERE HOLDING, INC., a Delaware corporation
JBSL, INC., a Missouri corporation
LOCATION PRODUCTIONS, INC., a California corporation
LOCATION PRODUCTIONS II, INC., a California corporation
MULTIVERSE ACQUISITION CORP., a Delaware corporation
NOBLE BROADCAST CENTER, INC., a California corporation
NOBLE BROADCAST GROUP, INC., a Delaware corporation
NOBLE BROADCAST HOLDINGS, INC., a Delaware corporation
NOBLE BROADCAST LICENSES, INC., a California corporation
NOBLE BROADCAST OF SAN DIEGO, INC., a California corporation
NOBRO, S.C., a Mexican corporation
NOVA MARKETING GROUP, INC., a California corporation
NSN NETWORK SERVICES, LTD., a Delaware corporation
PREMIERE RADIO NETWORKS, INC., a Delaware corporation
RADIO- ACTIVE MEDIA, INC., a Delaware corporation
SPORTS RADIO BROADCASTING, INC., a California corporation
SPORTS RADIO, INC., a California corporation
THE SY FISCHER COMPANY AGENCY, INC., a California corporation
VTTV PRODUCTIONS, a California corporation
WHOK, INC., an Ohio corporation